Exhibit 99.1

Fortive Announces Agreement to Combine Automation and Specialty

Businesses with Altra Industrial Motion Corp.

EVERETT, WA, March 7, 2018—Fortive Corporation (“Fortive”) (NYSE: FTV) today announced that it has entered into a definitive agreement to combine four operating companies from its Automation & Specialty platform (“A&S platform”) with Altra Industrial Motion Corp (“Altra”) (NASDAQ: AIMC) in a tax-efficient transaction, creating a pure-play, global leader in the power transmission and motion control market. Total consideration to Fortive and its shareholders is approximately $3.0 billion, including $1.4 billion in cash proceeds and debt reduction for Fortive and 35 million newly issued Altra common shares to Fortive’s shareholders, valued at approximately $1.6 billion based on the 20-day volume weighted average stock price of Altra shares.

James A. Lico, President and Chief Executive Officer of Fortive, stated, “We are excited about today’s announcement as it represents a major step forward in our portfolio enhancement work towards increasing our focus on software and service exposure, while adding significantly to our M&A capacity. This business combination represents significant value creation for both Fortive and Altra shareholders, customers and employees.

“We have great respect for the Altra team and their commitment to continuous improvement and customer satisfaction. This combination of powerful brands and remarkable people creates an organization well-positioned to capture robust Industry 4.0 growth opportunities,” said Mr. Lico.

Carl Christenson, Chairman and CEO of Altra, stated, “This transaction transforms Altra and represents a major milestone towards accelerating our acquisition strategy. The addition of the A&S platform bolsters our ability to compete effectively on a larger and more global scale in the broader automation space, to further our continuous improvement journey, and to optimize our portfolio in an expanded acquisition universe.”

The A&S platform business includes the market-leading brands of Kollmorgen, Thomson, Portescap and Jacobs Vehicle Systems. The A&S platform generated approximately $907 million in revenue for its fiscal year ended December 2017.

The combination will be effected as a Reverse Morris Trust, which is expected to be tax-efficient to Fortive. Fortive shareholders will receive shares representing approximately 54.4% of the issued and outstanding shares of Altra after giving effect to the transaction and valued at approximately $1.6 billion. In addition, Fortive will directly receive added consideration of $1.4 billion through a combination of cash proceeds and debt reduction.

Until closing, which is expected to occur by the end of 2018, the A&S platform businesses will operate within the Industrial Technology segment of Fortive, and financial results will be reported in continuing operations.

Fortive will have the right to designate one member of Altra’s board of directors, expected to initially be Patrick J. Murphy, Senior Vice President of Fortive.

Transaction Overview

The combined revenue of Altra and the four A&S businesses on a trailing 12 months basis was approximately $1.8 billion, making it a leading pure-play in power transmission and motion control.

Under the terms of the definitive transaction agreements, Fortive will create a wholly-owned subsidiary to hold the A&S platform (the “A&S subsidiary”) and will distribute ownership of that A&S subsidiary to Fortive shareholders in either a split-off or spin-off transaction, which will be followed by a merger of the A&S subsidiary with a subsidiary of Altra. The A&S subsidiary will become a wholly owned subsidiary of Altra. If Fortive elects a split-off, its shareholders would have the opportunity to exchange their shares for the shares of the A&S subsidiary. If Fortive elects a spin-off, the shares of the A&S subsidiary will be distributed to all of its shareholders on a pro rata basis. Fortive will determine which approach it will take prior to closing the transaction.

In a split-off, Fortive expects the dilution impact to its net earnings per diluted share would be approximately 8-9% on an annual basis as a result of the distribution, which will likely be more than offset by the significant increase in M&A capacity.

The transaction is expected to close by the end of 2018, subject to customary closing conditions, including receipt of certain regulatory approvals, Altra shareholder approval and the receipt by Fortive of confirmation of the tax treatment of certain matters.

UBS Investment Bank served as financial advisor to Fortive and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Fortive.

Fortive and Altra will hold a joint conference call today at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The conference call can be accessed by dialing (866) 610-1072 (toll-free domestic) or (973) 935-2840 (international); Conference ID: 9088998. A replay of the call will be available for 7 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (800) 585-8367 (toll-free domestic) or (404) 537-3406 (international); Conference ID: 9088998.

ABOUT FORTIVE

Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding the expected effects of the proposed structure of the transactions (the “Transaction”), the impact of the Transaction to stockholders, employee or customers of Fortive or Altra Industrial Motions, the anticipated timing and terms of the Transaction, the tax treatment and tax benefit of the Transaction, the anticipated prospects of the combined businesses and any other statements regarding events or developments that Fortive or Altra believes or anticipates will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the ability of Fortive and Altra to satisfy the conditions to the Transaction on a timely basis, the parties’ ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain regulatory approvals, Altra shareholder approval and the anticipated tax treatment for the Transaction, the risk that the Transaction will harm the business of Fortive or Altra, and the risk of deterioration of or instability in the business performance or in the general economy or markets. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Fortive’s most recent Annual Report on Form 10-K and in Altra’s most recent Annual Report on Form 10-K, in each case, for the fiscal year ended December 31, 2017. These forward-looking statements speak only as of the date of the statement is made, and neither Fortive nor Altra assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of Fortive Corporation (“Fortive”), Stevens Holding Company, Inc. (“Newco”) or Altra Industrial Motion Corp. (“Altra”). In connection with the proposed transaction, Altra and Newco will file registration statements with the SEC registering shares of Altra common stock and Newco common stock in connection with the proposed transaction. Altra’s registration statement will also include a proxy statement and prospectus relating to the proposed transaction. Fortive shareholders are urged to read the prospectus that will be included in the registration statements and any other relevant documents when they become available, and Altra shareholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Altra, Newco and the proposed transaction. The proxy statement, prospectus and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and other documents (when they are available) can also be obtained free of charge from Fortive upon written request to Fortive Corporation, Investor Relations, 6920 Seaway Blvd., Everett, WA 98203, or by calling (425) 446-5000 or upon written request to Altra Industrial Motion Corp., Investor Relations, 300 Granite St., Suite 201, Braintree, MA 02184 or by calling (781) 917 0527.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any security holder of Altra. However, Fortive, Altra and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Altra in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fortive may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2018 and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on April 17, 2017. Information about the directors and executive officers of Altra may be found in its Annual Report on Form 10-K filed with the SEC on February 23, 2018, and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on March 24, 2017.

CONTACT

Lisa Curran

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000

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